Exhibit 99.1

EVERTEC REPORTS FIRST QUARTER 2017 RESULTS

SAN JUAN, PUERTO RICO - May 3, 2017 - EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the first quarter ended March 31, 2017.

First Quarter 2017 and Recent Highlights

•	Revenue grew 6% to $101.3 million

•	GAAP Net Income attributable to common shareholders was $23.0 million, or $0.31 per diluted share

•	Adjusted EBITDA increased 7% to $49.2 million

•	Adjusted earnings per share was $0.45, an increase of 10%

•	$11.0 million returned to shareholders in share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “We are pleased with our first quarter financial results that exceeded our expectations. We are encouraged by the strong start to the year and remain focused on our execution while we cautiously monitor the impacts of the unfolding resolution of the Puerto Rico fiscal situation.”

First Quarter 2017 Results

Revenue. Total revenue for the quarter ended March 31, 2017 was $101.3 million, an increase of 6% compared with $95.5 million in the prior year.

Merchant Acquiring net revenue was $22.5 million, a decrease of 2% compared with $22.9 million in the prior year. This revenue decrease in the quarter was driven primarily by the shift of revenue from the Merchant Acquiring segment to the Payment Processing segment, reflecting a second quarter 2016 client contract change.

Payment Processing revenue was $30.1 million, an increase of 12% compared with $27.0 million in the prior year. Revenue results in the quarter reflected the previously referenced client contract change from Merchant Acquiring to Payment Processing and increases in ATH® debit network transaction volumes, card processing volumes, POS rental income, revenue from the Processa acquisition, as well as certain non-recurring revenue in the quarter.

Business Solutions revenue was $48.7 million, an increase of 7% compared with $45.6 million in the prior year. Business Solutions revenue growth in the quarter primarily reflects increased revenue related to the acquisition of Accuprint, an increase in revenue from Banco Popular and other service revenues.

Adjusted EBITDA. For the quarter ended March 31, 2017, Adjusted EBITDA was $49.2 million, an increase of 7% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) increased 30 basis points to 48.5% compared with 48.2% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by a favorable revenue mix on increased volumes and the impact of foreign currency gains. The increase was partially offset by increased compliance and information security expenses as well as increases in other operating expenses.

Net Income attributable to common shareholders. For the quarter ended March 31, 2017, GAAP Net Income attributable to common shareholders was $23.0 million, or $0.31 per diluted share, compared with $19.1 million or $0.26 per diluted share in the prior year.

Adjusted Net Income. For the quarter ended March 31, 2017, Adjusted Net Income was $33.0 million, an increase of 6% compared with $31.0 million in the prior year and included the impact of increased depreciation and amortization expense and increased interest expense in the current year. Adjusted earnings per diluted share was $0.45, an increase of 10% as compared to $0.41 in the prior year.

Share Repurchase
During the three months ended March 31, 2017, the Company repurchased approximately 0.2 million shares of common stock at an average price of $16.48 per share for a total of $3.8 million. As of March 31, 2017, a total of approximately $76 million remained available for future use under the Company’s share repurchase program.

2017 Outlook*

The Company is updating its financial outlook for 2017 as follows:

•	Total consolidated revenue between $394 and $404 million representing growth of 1 to 4%

•	Earnings per share (GAAP) of $0.96 to $1.10

•	Adjusted earnings per share guidance of $1.54 to $1.67 representing a range of -8 to 0% as compared to $1.67 in 2016
The Company continues to expect:

•	Capital expenditures ranging between $35 and $45 million

•	Effective tax rate ranging between 9.5 to 10.5%

* The 2017 Outlook does not consider any potential impact pursuant to Title III from the Puerto Rico Oversight, Management and Economic Stability Act.

Earnings Conference Call and Audio Webcast
The Company will host a conference call to discuss its first quarter 2017 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10104598. The replay will be available through Wednesday, May 10, 2017. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The

Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 18 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures
This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted earnings per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of the Company’s operations and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Three months ended March 31,
	2017	2016
(Dollar amounts in thousands, except share data)
Revenues
Merchant acquiring, net	$22,485	$22,890
Payment processing	30,116	26,975
Business solutions	48,679	45,614
Total revenues	101,280	95,479
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	44,173	43,408
Selling, general and administrative expenses	10,831	10,835
Depreciation and amortization	15,684	14,670
Total operating costs and expenses	70,688	68,913
Income from operations	30,592	26,566
Non-operating income (expenses)
Interest income	185	87
Interest expense	(7,036)	(5,878)
Earnings (losses) of equity method investment	143	(130)
Other income	1,274	398
Total non-operating expenses	(5,434)	(5,523)
Income before income taxes	25,158	21,043
Income tax expense	2,020	1,876
Net income	23,138	19,167
Less: Net income attributable to non-controlling interest	109	19
Net income attributable to EVERTEC, Inc. common stockholders’	23,029	19,148
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(645)	468
Gain (loss) on cash flow hedge	618	(3,072)
Total comprehensive income attributable to EVERTEC, Inc. common stockholders	$23,002	$16,544
Net income per common share:
Basic	$0.32	$0.26
Diluted	$0.31	$0.26
Shares used in computing net income per common share:
Basic	72,636,166	74,947,850
Diluted	73,154,693	75,017,996

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands)	March 31, 2017	December 31, 2016
Assets
Current Assets:
Cash and cash equivalents	$52,074	$51,920
Restricted cash	8,254	8,112
Accounts receivable, net	76,655	77,803
Prepaid expenses and other assets	26,337	20,430
Total current assets	163,320	158,265
Investment in equity investee	12,491	12,252
Property and equipment, net	37,218	38,930
Goodwill	371,986	370,986
Other intangible assets, net	291,219	299,119
Long-term deferred tax asset	996	805
Other long-term assets	5,332	5,305
Total assets	$882,562	$885,662
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$32,622	$34,243
Accounts payable	27,155	40,845
Unearned income	6,062	4,531
Income tax payable	3,413	1,755
Current portion of long-term debt	19,977	19,789
Short-term borrowings	27,000	28,000
Total current liabilities	116,229	129,163
Long-term debt	595,631	599,667
Long-term deferred tax liability	14,731	14,978
Unearned income - long term	18,836	17,303
Other long-term liabilities	11,765	16,376
Total liabilities	757,192	777,487
Commitments and contingencies (Note 11)
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,548,942 shares issued and outstanding at March 31, 2017 (December 31, 2016 - 72,635,032)	725	726
Additional paid-in capital	—	—
Accumulated earnings	133,455	116,341
Accumulated other comprehensive loss, net of tax	(12,418)	(12,391)
Total EVERTEC, Inc. stockholders’ equity	121,762	104,676
Non-controlling interest	3,608	3,499
Total equity	125,370	108,175
Total liabilities and equity	$882,562	$885,662

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Three-month period ended March 31,
(Dollar amounts in thousands)	2017	2016
Cash flows from operating activities
Net income	$23,138	$19,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,684	14,670
Amortization of debt issue costs and accretion of discount	1,265	754
Provision for doubtful accounts and sundry losses	96	224
Deferred tax benefit	(1,487)	(804)
Share-based compensation	2,006	1,604
Loss (gain) on disposition of property and equipment and other intangibles	117	(33)
(Earnings) losses of equity method investment	(143)	130
Decrease (increase) in assets:
Accounts receivable, net	1,119	(42)
Prepaid expenses and other assets	(5,909)	(835)
Other long-term assets	(237)	87
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(15,285)	(8,070)
Income tax payable	1,658	2,160
Unearned income	3,064	1,219
Other long-term liabilities	219	—
Total adjustments	2,167	11,064
Net cash provided by operating activities	25,305	30,231
Cash flows from investing activities
Net (increase) decrease in restricted cash	(142)	3,256
Additions to software	(3,860)	(1,837)
Property and equipment acquired	(2,674)	(1,179)
Acquisitions, net of cash acquired	—	(5,948)
Proceeds from sales of property and equipment	—	39
Net cash used in investing activities	(6,676)	(5,669)
Cash flows from financing activities
Statutory minimum withholding taxes paid on share-based compensation	(1,096)	(192)
Net decrease in short-term borrowings	(1,000)	(2,000)
Repayment of short-term borrowing for purchase of equipment and software	(497)	(389)
Dividends paid	(7,264)	(7,481)
Repurchase of common stock	(3,765)	(2,458)
Repayment of long-term debt	(4,853)	(4,750)
Net cash used in financing activities	(18,475)	(17,270)
Net increase in cash	154	7,292
Cash at beginning of the period	51,920	28,747
Cash at end of the period	$52,074	$36,039

EVERTEC, Inc.
Schedule 4: Unaudited Income from Operations by Segment

	Quarter ended March 31,
(Dollar amounts in thousands)	2017	2016
Segment income from operations
Merchant Acquiring	$6,908	$8,425
Payment Processing	17,233	12,414
Business Solutions	13,651	13,243
Total segment income from operations	37,792	34,082
Merger related depreciation and amortization and other unallocated expenses (1)	(7,200)	(7,516)
Income from operations	$30,592	$26,566

1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended March 31,
(Dollar amounts in thousands, except share data)	2017	2016
Net income	$23,138	$19,167
Income tax expense	2,020	1,876
Interest expense, net	6,851	5,791
Depreciation and amortization	15,684	14,670
EBITDA	47,693	41,504
Software maintenance reimbursement and other costs (1)	—	312
Equity income (2)	(143)	130
Compensation and benefits (3)	2,076	3,681
Transaction, refinancing and other fees (4)	(467)	359
Restatement related expenses (5)	—	59
Adjusted EBITDA	49,159	46,045
Operating depreciation and amortization(6)	(7,461)	(7,006)
Cash interest expense, net (7)	(5,702)	(5,037)
Income tax expense (8)	(2,891)	(3,032)
Non-controlling interest (9)	(155)	(19)
Adjusted net income	$32,950	$30,951
Net income per common share (GAAP):
Diluted	$0.31	$0.26
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.45	$0.41
Shares used in computing adjusted earnings per common share:
Diluted	73,154,693	75,017,996

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger, recorded as part of cost of revenues.

2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.

3)
Primarily represents share-based compensation and other compensation expense of $2.0 million and $1.6 million for the quarters ended March 31, 2017 and 2016 and severance payments of $0.1 million and $2.1 million for the same periods, respectively. For March 31, 2017 share-based compensation expense of $0.5 million and severance payments of $0.1 million were recorded as part of cost of revenues, while share-based compensation of $1.5 million was recorded as part of selling, general and administrative expenses. For March 31, 2016, , share-based compensation expense of $0.3 million and severance payments of $1.8 million were recorded as part of cost of revenues, while share-based compensation of $1.3 million and severance payments of $0.3 million were recorded as part of selling, general and administrative expenses.

4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

5)	Represents consulting, audit and legal expenses incurred as part of the restatement, recorded as part of selling, general and administrative expenses.

6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from intangibles generated from acquisitions.

7)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

8)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.

9)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2017 Outlook[6]			2016 Actual
(Dollar amounts in millions, except share data)

Revenues	$394	to	$404	$390

Earnings per Share (EPS) - Diluted (GAAP)	$0.96	to	$1.10	$1.01

Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.18		0.18	0.27
Merger related depreciation and amortization (2)	0.41		0.41	0.42
Non-cash interest expense (3)	0.05		0.05	0.05
Tax effect of non-GAAP adjustments (4)	(0.06)		(0.06)	(0.07)
Non-controlling interest (5)	(0.01)		(0.01)	—
Total adjustments	0.57		0.57	0.67

Adjusted EPS (Non-GAAP)	$1.54	to	$1.67	$1.67
Shares used in computing adjusted earnings per share (in millions)			73.5	74.5

1)	Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (in an anticipated range of 9.5% to 10.5%).

5)	Represents the 35% non-controlling equity interest in Processa, net of amortization of intangibles created as part of the purchase.

6)	The 2017 Outlook does not consider any potential impact pursuant to Title III from the Puerto Rico Oversight, Management and Economic Stability Act.